Exhibit 99.1

Pro-Pharmaceuticals Receives Delisting Notice from NYSE Alternext US

Company has Appealed the Decision and Requested a Hearing

NEWTON, Mass.--(BUSINESS WIRE)--November 13, 2008--Pro-Pharmaceuticals, Inc. (NYSE Alternext US: PRW) received a letter dated November 7, 2008 from the NYSE Alternext US (the "Exchange"), formerly known as the American Stock Exchange, stating that the Exchange intends to begin delisting proceedings of the Company’s common stock because the Company was not able to regain compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years. The Company has appealed the Exchange’s decision and requested a hearing before the Exchange’s Corporate Compliance Panel, but cannot assure that the Exchange’s decision will be reversed. If the Company’s common stock is delisted, the shares may trade on another market, including the Over-the-Counter Bulletin Board.

“We recently submitted information to the Exchange about our plans to regain compliance and are disappointed with the Exchange’s decision,” said Anthony Squeglia, Chief Financial Officer, Pro-Pharmaceuticals, Inc. “We believe we will have more compelling information, including raising new capital in our planned rights offering to our loyal shareholders, to present at the hearing and intend to take the steps necessary so that our common stock continues to be listed on the Exchange.”

About Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a clinical and development stage pharmaceutical company engaged in the discovery, development and commercialization of carbohydrate-based, therapeutic compounds for advanced treatment of cancer, liver, microbial and inflammatory diseases. The Company’s initial focus is the development of carbohydrate polymers to treat cancer patients. DAVANAT®, the Company’s lead drug candidate, is a polysaccharide polymer that targets Galectin receptors on cancer cells. DAVANAT® is currently in a Phase II trial for colorectal cancer. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," “intends,” and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: uncertainties as to the utility and market for our potential products; uncertainties associated with pre-clinical and clinical trials of our product candidates; and uncertainties as to whether our common stock will continue to be listed on the NYSE Alternext US or the results of the rights offering. More information about those risks and uncertainties is contained in the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.

CONTACT:
Pro-Pharmaceuticals, Inc.
Anthony D. Squeglia, 617-559-0033
squeglia@pro-pharmaceuticals.com.